Exhibit  11.1
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

                              RESMED INC AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         Year Ended June 30,
                                                         --------------------
                                                         1999        1998         1997
                                                     --------       --------      -------
BASIC EARNINGS
Net income . . . . . . . . . . . . . . . . .  $        16,102           10,611      7,465
                                                      =======          =======     ======
Shares
  Weighted average number of common
   shares outstanding. . . . . . . . . . . .           14,708           14,500     14,378
                                                      =======          =======     ======

Basic earnings per share . . . . . . . . . .  $          1.09        $    0.73    $  0.52
                                                      =======          =======     ======

DILUTED EARNINGS
Net income . . . . . . . . . . . . . . . . .  $        16,102        $  10,611      7,465
                                                      =======          =======     ======
Shares
  Weighted average number of common
   shares outstanding. . . . . . . . . . . .           14,708           14,500     14,378
  Additional shares assuming conversion of
   stock options under treasury stock method              826              522        256
                                                      _______          _______     ______
  Weighted average number of common and
   common equivalent shares outstanding
   as adjusted . . . . . . . . . . . . . . .           15,534           15,022     14,634
                                                      =======          =======     ======

  Diluted earnings per share . . . . . . . .  $          1.04        $    0.71    $  0.51
                                                      =======          =======     ======

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